UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  January 29, 2006

Intrado Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employer Identification #)

1601 Dry Creek Drive, Longmont, Colorado 80503

(Address of Principal Executive Office)

(720) 494-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 30, 2006, Intrado Inc., a Delaware corporation (“Intrado”), announced the execution of an Agreement and Plan of Merger, dated as of January 29, 2006 (the “Merger Agreement”), with West Corporation, a Delaware corporation (“West”) and West International Corp., a Delaware corporation and a wholly owned subsidiary of West (“Acquisition Sub”).  Under the terms of the Merger Agreement, Acquisition Sub will merge with and into Intrado (the “Merger”), with Intrado surviving the Merger as a wholly owned subsidiary of West.

At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of Intrado common stock issued and outstanding immediately prior to the Effective Time (other than shares held by Intrado, West or Acquisition Sub, which will be canceled, and Dissenting Shares, as defined in the Merger Agreement) will be automatically converted into the right to receive $26.00 in cash, without interest.  All outstanding stock options of Intrado will be canceled in the Merger.  The holder of a stock option outstanding immediately prior to the Effective Time will be entitled to receive an amount of cash, without interest, equal to the product of: (i) the number of shares otherwise issuable upon the exercise of the stock option; and (ii) $26.00 less the exercise price of such stock option.  The holder of a share right award outstanding immediately prior to the Effective Time will be entitled to receive an amount of cash, without interest, equal to the product of: (i) the number of shares otherwise issuable if Intrado had attained each performance goal at the 100% level for all three performance measures (revenue, operating margin and return on invested capital); and (ii) $26.00.

The Merger has been approved by both companies’ boards of directors.  In connection with the proposed transaction, Intrado was represented by and received fairness opinions from JP Morgan Securities Inc. and St. Charles Capital, LLC.  Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions, including approval by the stockholders of Intrado and the receipt of all required regulatory approvals.

The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Intrado may be required to pay West a termination fee of $15,000,000.  The Merger Agreement also provides that in certain instances where the termination fee is not owed, Intrado may be required to reimburse West for up to $1,000,000 of its transaction-related expenses.

The Merger Agreement will be filed by an amendment to this Current Report on Form 8-K as soon as practicable.  The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document.

In connection with the proposed transaction, Intrado will be filing a proxy statement, the fairness opinions and other relevant documents with the SEC.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  Investors will be able to obtain the proxy statement (when it is available) and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, copies of the proxy statement and other documents filed by Intrado with the SEC with respect to the proposed transaction may be obtained free of charge by directing a request to: Intrado Inc., 1601 Dry Creek Drive, Longmont, Colorado 80503, Attention: Corporate Secretary/General Counsel, (720) 494-5800.

Intrado and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Intrado’s stockholders in connection with the proposed transaction.  Information concerning Intrado’s directors and executive officers is set forth in Intrado’s proxy statement dated April 15, 2005, for the 2005 Annual Meeting of Stockholders, filed by Intrado with the SEC.  Stockholders may obtain additional information regarding the interests of such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Intrado’s stockholders in connection with the proposed transaction by reading the proxy statement when it is filed with the SEC.

Consulting Agreements

On January 29, 2006, the Compensation Committee of Intrado’s Board of Directors authorized Intrado to enter into Consulting Agreements with Stephen M. Meer, Chief Technology Officer, and Lawrence P. Jennings, Chief Operating Officer, which become effective on the first day following termination of the executive’s employment with Intrado (or its successor).  The Compensation Committee deemed the Consulting Agreements necessary to ensure continued access to critical, institutional knowledge gained by the executives during their employment with Intrado.  The Consulting Agreements have been filed as Exhibits 10.1 and 10.2 to this Form 8-K.

The following represents a summary of key provisions in the Consulting Agreements:

Consulting Payments and Obligations:

•                  Mr. Meer will be required to provide consulting services regarding matters that relate to Intrado’s business operations, for up to 20 hours per month for 36 months, with an automatic extension for an additional 12 months (total of 48 months) unless either party provides written notice otherwise, in exchange for monthly payments of $8,160.

•                  Mr. Jennings will be required to provide consulting services regarding matters that relate to Intrado’s business operations for up to 20 hours per month for 12 months, with an automatic extension for an additional 12 months (total of 24 months) unless either party provides written notice otherwise, in exchange for monthly payments of $9,200.

Termination Provision:  The Consulting Agreement may be terminated by the company “only for Cause” (as defined in the Consulting Agreement), and by the executive upon material breach by the company (or its successor) which remains uncured after 30 days.  If the executive becomes physically or mentally disabled during the term of the Consulting Agreement and is unable to provide consulting services for a period of six consecutive months in any 12-month period, the company (or its successor) may elect to suspend payment obligations until such time as the executive is able to resume his obligations under the Consulting Agreement.

Item 8.01 Other Events

On January 30, 2005, Intrado and West issued a joint press release announcing the execution of the Merger Agreement.  A copy of the joint press release is attached hereto as Exhibit 20.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 29, 2006, by and among Intrado Inc., West Corporation and West International Corp.*

10.1	Consulting Agreement, dated as of January 29, 2006, by and between Intrado Inc. and Stephen M. Meer.

10.2	Consulting Agreement, dated as of January 29, 2006, by and between Intrado Inc. and Lawrence P. Jennings.

20.1	Press Release dated January 30, 2006 issued by Intrado Inc. and West Corporation.

*              To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRADO, INC.

Dated: January 30, 2006	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr.
Chief Financial Officer